EXHIBIT 11.1

                 MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
               STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
                  Three Months Ended March 31, 1996 and 1995


                                                     Three Months Ended
                                                          March 31,
                                                     ------------------
                                                       1996       1995
                                                     -------     ------
                                                  (In thousands of dollars,
                                                   except per share data)
PRIMARY NET INCOME PER SHARE

Adjusted shares outstanding:
  Average common shares outstanding                   58,788     58,424
  Net shares to be issued upon exercise of
    dilutive stock options after applying
    treasury stock method                                620        695
  Adjusted shares outstanding                         59,408     59,119
                                                     -------    -------
Net income                                           $58,460    $45,218
                                                     =======    =======

Primary net income per share                         $  0.98    $  0.76
                                                     =======    =======

FULLY DILUTED NET INCOME PER SHARE

Adjusted shares outstanding:
  Average common shares outstanding                   58,788     58,424
  Net shares to be issued upon exercise of
    dilutive stock options after applying
    treasury stock method                                620        741
                                                     -------    -------
  Adjusted shares outstanding                         59,408     59,165
                                                     =======    =======
Net income                                           $58,460    $45,218
                                                     =======    =======
Fully diluted net income per share                   $  0.98    $  0.76
                                                     =======    =======
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